EXHIBIT 10

                                 LOAN AGREEMENT


     THIS LOAN AGREEMENT dated as of August 11, 1997 (as the same may be amended, supplemented or otherwise modified from time to time, the "Agreement"), by and for Sierra Health Services , Inc., a Nevada corporation (the "Lender") and Anthony M. Marlon (the "Borrower"). This Agreement establishes the terms and conditions that will govern the Loans from the Lender.

                                    RECITALS

     All terms not otherwise defined above or in this Introductory Statement are as defined in Article 1 hereof, or as defined elsewhere herein.

     The Borrower has requested the Lender to provide a revolving credit facility in the maximum aggregate amount of $3,000,000.

     The Loans will also be secured by an assignment of the Borrower's rights in the Collateral (as hereinafter defined) pursuant to the Collateral Assignment of Rights dated as of August 11, 1997 (the "Assignment") between the Lender as assignee and the Borrower as assignor.

     Subject to the terms and conditions set forth herein, the Lender is willing to make the Loans to the Borrower.

     Accordingly, the parties hereto hereby agree as follows:

1.   DEFINITIONS

     For the purposes hereof unless the context otherwise requires, the following terms shall have the meanings indicated. Unless the context otherwise requires, any of the following terms may be used in the singular or the plural, depending on the reference:

     "Business Day" means a day on which banks are open in Las Vegas.

     "Collateral" shall mean the Assigned Rights, as such term is defined in the Assignment.

     "Default" has the meaning given to that term in Section 6.1 below.

     "Dollars" means the lawful currency of the United States of America.

     "Interest Period" shall mean (i) a period of three months or (ii) as otherwise agreed by the Borrower and the Lender. In the case of each Loan, the first Interest Period shall begin on the proposed date of such Loan and each subsequent Interest Period shall begin on the last day of the previous Interest Period. If any Interest Period would end on a day which is not a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, if such extension would cause such interest period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day. "Interest Rate" shall mean, with respect to each Loan, a rate per annum during each Interest Period of 0.10% plus the interest rate at which the Lender is able to borrow funds pursuant to the Sierra Credit Agreement at the time of the making of the relevant Loan in an amount and for the approximate period of the relevant Loan, it being understood and agreed that a written statement by the Lender of the interest rate at which it is able to borrow shall be conclusive evidence of such rate absent manifest error.

     "Loan" means a loan or loans made by the Lender to the Borrower under this Agreement or, as the case may be, the outstanding principal balance of any such loan.

     "Maximum Loan Amount" means three million dollars ($3,000,000).

     "Obligations" means the due and punctual payment of principal of and interest on the Loans, all fees and other monetary obligations of the Borrower to the Lender under this Agreement.

     "Persons" includes any individual, company, corporation, firm, partnership, joint venture, association, organization, trust, state or agency of a state (in each case, whether or not having separate legal personality).

     "Sierra Credit Agreement" means the Credit Agreement dated as of April 11, 1996, as amended, among the Lender, as borrower, various lenders and Bank of America National Trust and Savings Association as Agent.

     "Sum Outstanding" means the total principal amount of any outstanding Loans, together with all accrued but unpaid interest, fees and other amounts payable hereunder.

     "Termination Date" means June 30,1998, unless extended or terminated earlier pursuant to Section 2.4 of the Agreement.

2. THE LOAN

     2.1. Making the Loan. The Lender agrees, upon the terms and subject to the conditions set forth in this Agreement, from and including the date hereof through and including the Termination Date, to make Loans to the Borrower from time to time, each in an amount which will not exceed the Maximum Loan Amount less the Sum Outstanding. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow Loans at any time prior to the Termination Date.

     2.2. Borrowing Notice. The Borrower shall give the Lender irrevocable notice not later than 12:00 noon (Las Vegas time) at least three Business Days before the proposed borrowing date (the "Borrowing Date") of any Loan specifying
(i) the Borrowing Date of such Loan which shall be a Business Day and (ii) the principal amount of such Loan.

     2.3. Interest. Subject to the provisions of Section 2.8, the Loans shall bear interest at a rate per annum (computed on the basis of the actual days elapsed over a year of 360 days) equal to the Interest Rate. Interest shall be payable [(subject to the next sentence)] quarterly on the last Business Day of each March, June, September, and December, and at maturity. Interest shall automatically be capitalized when due and payable until June 30, 1998, so long as all other conditions of borrowing described herein are satisfied and there is sufficient availability under the Maximum Loan Amount. Interest shall accrue from and including the date of each Loan to but excluding the date on which such Loan is paid.

     2.4. Repayments. (a) The Borrower promises to pay to the Lender (or to the Lender's order) the outstanding amount of all Loans, interest and other charges permitted under and in accordance with this Agreement on the Termination Date.

     (b) In the event the Borrower sells any shares of stock of the Lender now owned of record or beneficially by the Borrower or hereafter acquired by him in excess of 50,000 shares, the Borrower promises to pay to the Lender, as a prepayment of the Loans, 25% of the net proceeds of any such sale up to the extent of the Sum Outstanding. Such payment shall be made to the Lender (or to the Lender's order) not more than one Business Day after the receipt by the Borrower of the proceeds of such sale.

     (c) The Borrower shall have the right at his option on any Business Day to prepay the Loans, in whole or in part, upon at least three Business Days prior written notice to the Lender, in a minimum amount of not less than $100,000, or such lesser amount as is then outstanding.

     (d) Any prepayment of Loans which is made on a day other than the last day of an Interest Period shall be accompanied by any amount due under Section 7.2(b)(4) hereof in respect of such prepayment. Each notice of prepayment shall specify the prepayment date, the principal amount of the Loan to be prepaid, shall be irrevocable and shall commit the Borrower to prepay the Loan in the amount and on the date stated therein.


     2.5. Default Interest. So long as a Default shall have occurred and be continuing (after as well as before judgment), the Borrower shall on demand from time to time pay interest on the then unpaid amount of the Obligations then outstanding at a rate per annum of 200 basis points (2%) in excess of the rate then in effect, subject to the provisions of Section 2.8.

     2.6. Manner of Payments. All payments by the Borrower hereunder shall be made in Dollars in federal or other immediately available funds to the account of the Lender in accordance with the wire transfer instructions provided by the Lender from time to time. Any such payment received after 11:00 a.m. Las Vegas time on the date when due shall be deemed received on the following Business Day.

     2.7. Purpose. The Borrower may use proceeds of Loans for payment of accrued interest, fees and expenses due hereunder or incurred in connection herewith, or for any other lawful purposes.

     2.8.   Applicable   Law.   Anything  in  this  Agreement  to  the  contrary
notwithstanding, the interest rate on the Loans shall in no event be in excess of the maximum interest rate permitted by applicable law.



3. REPRESENTATIONS AND WARRANTIES

     On a continuing basis, the Borrower represents, warrants and covenants to the Lender that:

     3.1. No Consents. No order, consent, license, authorization, recording or registration is required to authorize or is required in connection with the execution, delivery and performance or the legality, validity, binding effect or enforceability of this Agreement or the Assignment Agreement, any documents executed in connection with this Agreement or the Assignment Agreement or any transactions contemplated by this Agreement or the Assignment Agreement.

     3.2. No Litigation. There are no actions, suits, litigation or investigations, pending or threatened, against the Borrower that could (i) have a material adverse effect on his financial condition or (ii) affect his ability to enter into and perform his obligations under this Agreement or any of the transactions contemplated by this Agreement.

     3.3. No Material Adverse Change. Since the date of the most recent financial statements of the Borrower delivered to the Lender, there has been no material adverse change in the financial condition of the Borrower.

     3.4. Disclosure. Neither this Agreement nor the Borrower's financial statements furnished to the Lender by the Borrower, at the time it was furnished or delivered, contained any untrue statement of a material fact or, omitted to state a material fact necessary under the circumstances under which it was made in order to make the statements contained herein or therein not misleading.

4.  AFFIRMATIVE COVENANTS

     Until this Agreement has terminated and all amounts and Obligations outstanding hereunder or any other documents executed in connection therewith, have been indefeasibly paid in full, the Borrower will:

     4.1. Compliance with Laws. Comply in all material respects, with all applicable laws, statutes, codes, ordinances, regulations, rules, orders, awards, judgments, decrees, injunctions, approvals and permits applicable to him.

     4.2. Payment of Taxes. Pay all taxes, assessments and governmental charges imposed upon him or upon his property and all claims (including, without limitation, claims for labor, materials, supplies or services) which would, if unpaid, become a lien upon his property, unless, in each case, the validity or amount thereof is being contested in good faith by appropriate proceedings and he has maintained adequate reserves with respect thereto.

     4.3. Bankruptcy. Notify the Lender in writing before filing any petition seeking the protection of any bankruptcy, insolvency or any similar statutes.

     4.4. Financial and Credit Information. (a) Notify the Lender immediately, in writing, of any change in his financial condition or prospects which would materially and adversely affect his ability to repay any obligation(s) to the Lender according to the terms of this Agreement.

     (b) Comply with any requests from the Lender for additional documentation required to be filed or executed by the Borrower from time to time by applicable law or otherwise reasonably requested by the Lender.

5.   CONDITIONS PRECEDENT TO LOANS

     5.1. Conditions Precedent to Initial Loan. It shall be a condition precedent to the effectiveness of this Agreement and the making of the initial Loan hereunder that the Lender shall have received the following, in form and substance satisfactory to the Lender in its sole discretion:

     (a) this Agreement shall have been fully executed;

     (b) the Assignment Agreement shall have been fully executed;

     (c) duly executed UCC-1 financing statement(s) in proper form for filing at the filing office(s) for the jurisdiction(s) in which the Borrower is "located" within the meaning of Section 9-103 of the Uniform Commercial Code; and

     (d) such other documents as the Lender may request.

     5.2. Conditions Precedent to All Loans. It shall be a condition precedent to each Loan that on the date of such Loan the following statements shall be true (and each request for a Loan shall constitute a representation and warranty by the Borrower that on the date of such Loan such statements are true):

     (a) The amount of such Loan does not exceed the amount permitted by Section
2.1 hereof;

     (b) The representations and warranties contained in Article 4 are true and correct in all material respects on and as of the date of such Loan, except to the extent such representations and warranties specifically relate to an earlier date; and

     (c) No event has occurred or is continuing or would result from the making of such Loan which would constitute a Default or an event, act or condition which with the passage of time or notice, or both, would constitute a Default.


6.  DEFAULTS; REMEDIES

     6.1. Defaults. A default ("Default") will occur under this Agreement if:

     (a) the Borrower fails to make any payment of principal when it is due as required by this Agreement or fails to make any payment of interest or fees within 10 days after it is due as required by this Agreement;

     (b) any representation or warranty contained in this Agreement or any document delivered to the Lender in connection herewith shall prove to have been false or misleading in any material respect at the time when made or deemed made;

     (c) the Borrower shall breach any other provision of this Agreement or the Assignment Agreement which breach is not cured within 30 days after its occurrence;

     (d) the Borrower shall generally not pay his debts as they become due or shall admit in writing his inability to pay his debts, or shall make a general assignment for the benefit of creditors; or the Borrower shall commence any case, proceeding or other action seeking to have an order for relief entered on his behalf as debtor or to adjudicate him a bankrupt or insolvent, or seeking arrangement, adjustment or composition of his debts under any law relating to bankruptcy, insolvency or relief of debtors or seeking appointment of a trustee, custodian or other similar official for his or for all or any substantial part of his property or shall file an answer or other pleading in any such case, proceeding or other action admitting the material allegations of any petition, complaint or similar pleading filed against him or consenting to the relief sought therein; or the Borrower shall take any action to authorize any of the foregoing;

     (e) any involuntary case, proceeding or other action against the Borrower shall be commenced seeking to have an order for relief entered against him as debtor or to adjudicate him a bankrupt or insolvent, or seeking arrangement, adjustment or composition of his debts under any law relating to bankruptcy, insolvency or relief of debtors, or seeking appointment of a trustee, custodian or other similar official for him or for all or any substantial part of his property, and such case, proceeding or other action (i) results in the entry of any order for relief against him or (ii) shall remain undismissed for a period of thirty (30) days;

     (f) an attachment is levied  against all or any portion of the  Collateral;
or

     (g) final judgment(s) for the payment of money in an aggregate amount in excess of $5,000,000 shall be rendered against the Borrower and within thirty
(30) days from the entry of judgment shall not have been discharged or stayed pending appeal or shall not have been discharged within thirty (30) days from the entry of a final order of affirmance on appeal;

     (h) the Lender determines that there is a material adverse change in the Borrower's financial condition, as compared to his condition on the date hereof after giving effect to the making of the Loans hereunder and the application of the proceeds thereof in accordance with Section 2.7 hereof.

     6.2. Remedies. Upon the occurrence of a Default, the Lender may, at its option, declare all Loans together with all accrued interest and fees to be immediately due and payable, and terminate the Lender's commitment to make Loans hereunder.




7.   INDEMNIFICATION

     7.1. Indemnification of the Lender. The Borrower hereby agrees to hold harmless the Lender, its affiliates, and its employees from any and all claims, liabilities, and/or damages, in any way related to, or arising out of, or in connection with, the Assignor's assigning of the Assigned Rights, the Lender's exercise of rights under this Agreement or the Assignment Agreement, except to the extent any such claim results from the Lender's gross negligence or willful misconduct.

     7.2. Miscellaneous Indemnities. The Borrower shall on demand indemnify the Lender against:

     (a) any cost or increased cost in maintaining the Lender's commitment to make Loans hereunder, all or any part of any Loan, or any other amount outstanding under this Agreement or any reduction in the effective return to the Lender under this Agreement or in the rate of overall return on its capital below that which it would have been able to achieve but for its entering into or giving effect to this Agreement, in each case, which, in the Lender's determination, is sustained or incurred directly or indirectly as a consequence of, or of compliance with, any change in law or regulation or any directive or the like (whether or not having the force of law) of any governmental or other regulatory body or authority including any law, regulation, directive or the like relating to reserve assets, liquidity or monetary control or affecting the manner in which the Lender allocates capital resources to its obligations under this Agreement;

     (b) any funding and any other cost, expense or liability (including loss of profit, legal fees and taxes) sustained or incurred by the Lender (1) to render this Agreement and the Assignment Agreement enforceable and admissible in evidence in any enforcement proceedings commenced by the Lender in connection with this Agreement or the Assignment Agreement, (2) in connection with the administration of, or in protecting or enforcing the Lender's rights under this Agreement or the Assignment Agreement and/or any amendment thereto, (3) as a result of the occurrence or continuance of any Default (whether in connection with any act or thing done as set out in Article 9 or otherwise), or (4) as a result of the receipt or recovery by the Lender of all or any part of a Loan or an overdue sum otherwise than on the last day of an Interest Period applicable to a Loan or, as the case may be, a period selected by the Lender and applicable to that overdue sum; and

     (c)  any  stamp,  documentary,  registration  or  similar  tax  payable  in connection with the entry into, registration, performance, enforcement or admissibility in evidence of this Agreement and/or any such amendment, supplement or waiver, promptly and in any event before any interest or penalty becomes payable, together with any liability with respect to or resulting from any delay in paying or omission to pay any such tax.



8.  MISCELLANEOUS

     8.1. Cost of Collection. If the Borrower fails to make any payment under this Agreement as and when required, the Borrower must pay, to the extent permitted by applicable law, the Lender's court and collection costs, including legal fees actually incurred, any costs incurred in the disposition of the Collateral, and, if the Borrower's Loan is referred for collection to any attorney not employed by the Lender or one of its affiliates, the Lender's reasonable attorney fees actually incurred.

     8.2. Delay in Enforcement; No Waiver. The Lender can choose to delay or not to enforce any of its rights under this Agreement without losing such rights. If the Lender chooses not to exercise or enforce any of its rights, the Borrower agrees that the Lender is not waiving the right to enforce such rights at a later time or any of its other rights. Any waiver of the Lender's rights under this Agreement must be in writing.

     8.3. Waivers. To the extent permitted by applicable law, the Borrower waives his rights to require the Lender, (a) to demand payments of amounts due (known as "presentment"); (b) to give notice that amounts due have not been paid (known as "notice of dishonor"); and (c) to obtain an official certification of non-payment (known as "protest").

     8.4. Successors and Assigns. (a) Subject to Section 8.5 hereof, this Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of all the parties to this Agreement. So long as no Default shall have occurred and be continuing the Lender will not make any assignment of all or part of its rights, obligations and remedies under this Agreement or the Assignment Agreement without the consent of the Borrower (such consent not to unreasonably be withheld). Any such assignee of such rights and obligations shall be entitled to the full benefit of this Agreement and the Assignment Agreement to the same extent as if it were an original party in respect of the rights or obligations assigned or transferred to it. The Borrower shall not assign any of his rights or obligations under this Agreement.

     (b) The Lender may at any time change the office through which it is acting for the purpose of this Agreement and may at any time act for this purpose through more than one office.

     (c) The Lender may disclose to a potential assignee or transferee or any other Person who has entered or proposes to enter into contractual arrangements with the Lender in relation to or concerning this Agreement such information about the Borrower, this Agreement and the Assignment Agreement as it may deem appropriate.

     8.5. GOVERNING LAW. THIS AGREEMENT IN ALL RESPECTS SHALL BE GOVERNED BY AND INTERPRETED UNDER THE LAWS OF THE STATE OF NEVADA APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE WITHOUT REFERENCE TO ANY CONFLICTS OF LAWS PRINCIPLES AND, IN THE CASE OF PROVISIONS RELATING TO INTEREST RATES, ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

     8.6. WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, THE BORROWER HEREBY WAIVES AND COVENANTS THAT HE WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING OR WHETHER IN CONTRACT OR TORT OR OTHERWISE. THE BORROWER ACKNOWLEDGES THAT IS HAS BEEN INFORMED BY THE LENDER THAT THE PROVISIONS OF THIS SECTION CONSTITUTE A MATERIAL INDUCEMENT UPON WHICH THE LENDER HAS RELIED, IS RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT AND ANY DOCUMENT RELATED THERETO. THE LENDER MAY FILE AN ORIGINAL COUNTERPART OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE BORROWER TO THE WAIVER OF HIS RIGHTS TO TRIAL BY JURY.


     8.7. Amendments. No modification, amendment or waiver of any provision of this Agreement, and no consent to any departure herefrom or therefrom, shall in any event be enforceable against any party unless the same shall be in writing and signed or consented to in writing by such party.

     8.8. Headings. The heading of each provision of this Agreement is for descriptive purposes only and shall not be deemed to modify or qualify any of the rights or obligations described in each such provision.

     8.9. Severability. If any provision of this Agreement is held to be invalid, illegal, void or unenforceable, by reason of any law, rule, administrative order or judicial or arbitral decision, such determination shall not affect the validity of the remaining provisions of this Agreement.

     8.10. Entire Agreement. This Agreement, together with the Assignment Agreement, constitutes the entire agreement between the Borrower and the Lender regarding the matters contemplated by this Agreement, and supersedes any and all prior agreements (whether written or oral).

     8.11. Notices. All communications hereunder shall be in writing and delivered or mailed by registered or certified mail or overnight carrier or by telecopy. Statements, notices and all other communications to the Borrower will be sent to the address set forth below or to such other address as may be designated in a written notice delivered in the manner provided herein. The Borrower agrees to send correspondence to the Lender at the address set forth below or such other address for notices provided by the Lender from time to time.

    If to Borrower:

    Anthony M. Marlon, M.D.
    P.O. Box 15645
    Las Vegas, Nevada 89114-5645
    Telephone: 702-242-7180
    Facsimile: 702-242-7195

    If to the Lender:

    Sierra Health Services, Inc.
    2724 North Tenaya Way
    Las Vegas, Nevada 89128
    Attn:
    Telephone:
    Facsimile:



                            [Signature Page Follows]





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     IN WITNESS WHEREOF,  each of the parties hereto has duly executed or caused this Agreement to be duly executed by its authorized officer as of the day and year first written above.



                                       BORROWER:


                                       /S/ Anthony M. Marlon
                                       Anthony M. Marlon, M.D.



                                       LENDER:

                                       SIERRA HEALTH SERVICES, INC.


                                       By: /S/  Erin MacDonald
                                       Title:  President

Executed by the Lender at
10:00 a.m.on
August 13, 1997